EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 2014, in Amendment No. 7 (except for Note 15g which date is May 7, 2014) to the Registration Statement (Form S-1 No. 333-193784) and related prospectus of NanoVibronix Inc. dated May 12, 2014.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
May 12, 2014	A Member of Ernst & Young Global